EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of R. H. Donnelley Corporation of our report dated February 19, 1999 relating to the financial statements, which is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP

New York, New York
November 23, 1999